Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
P. Steven Melman, V.P. of Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel : (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com
PDF Solutions®to Acquire the Fault Detection &
Classification Business of Triant Holdings Inc.
     SAN JOSE, California—August 28, 2008—PDF Solutions, Inc. (NASDAQ: PDFS), the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced that it has entered into a definitive agreement with Triant Holdings, Inc. (TSX:TNT, “Triant”) to acquire substantially all of the assets of Triant’s Fault Detection & Classification business, including certain customer contracts, technologies and employees.
     Under the terms of the definitive agreement, Triant shall receive $1.75 million in cash in exchange for those assets. The transaction is subject to customary closing conditions and approval of Triant shareholders at its annual and special meeting of shareholders scheduled for September 19, 2008.. The transaction is expected to close on or about September 30, 2008.
“Triant has earned the trust and respect of leading semiconductor, flat panel display, and wafer manufacturers, particularly in Asia. PDF will inherit these customer relationships and technical
~###~

capabilities, and work to build upon this foundation of quality, trust and service,” stated John Kibarian, chief executive officer of PDF Solutions.
About Triant
Triant currently develops and deploys equipment health monitoring and advanced fault detection solutions. Their primary focus is currently the global semiconductor industry where they provide innovative software solutions that enable their customers to improve yield and throughput in their highly sophisticated semiconductor manufacturing plants. More information about Triant is available via the internet at www.triant.com.
About PDF Solutions
PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan and Korea. For the company’s latest news and information, visit http://www.pdf.com/.
Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.
Forward-Looking Statements
Some of the statements in this press release are forward looking statements involving risks and uncertainties, including, without limitation, statements regarding retaining and expanding sales to current customers and growing PDF’s customer base, hiring and retaining key employees of Triant, and closing this transaction in the time projected, or at all. Actual results could differ materially from those expressed in forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: failure to satisfy the conditions to closing set forth
~###~

in the definitive agreement and to close the transaction, failure to retain Triant customers and grow potential future revenue opportunities; failure to hire and retain key employees; unforeseen industry changes; changes in the U.S. and worldwide economic and political environments; and changes in the marketplace for our solutions, including the introduction of products and services competitive with PDF’s current and future products and services. Readers should also refer to the risk disclosures set forth in PDF’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its annual report on Form 10-K, most recently filed on March 17, 2008, and its quarterly reports on Form 10-Q, most recently filed on August 11, 2008. The forward-looking statements contained in this release are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.
~###~